CONSENT OF INDEPENDENT Auditors

We consent to the reference to our firm under the caption "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated October 6, 2003 for Dreufus Municipal Bond Fund and Dreyfus Premier High Income Fund, which are incorporated by reference to this Registration Statement (Form N-1A Nos. 2-56878 and 811-5688) of Dreyfus Bond Funds, Inc.


                                                /s/ERNST & YOUNG LLP
                                                   Ernst & YOUNG LLP

New York, New York
December 22, 2003